EX. 99.28(d)(43)(xxiv)

Amendment to

Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Investments Corporation

(originally, Mellon Capital Management Corporation)

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Mellon Investments Corporation (originally, Mellon Capital Management Corporation), a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement, effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (each a “Fund,” and collectively, the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved fee changes for the following Funds, effective April 29, 2019:

1)	JNL/S&P Competitive Advantage Fund;
2)	JNL/S&P Dividend Income & Growth Fund;
3)	JNL/S&P International 5 Fund;
4)	JNL/S&P Intrinsic Value Fund;
5)	JNL/S&P Mid 3 Fund;
6)	JNL/S&P Total Yield Fund;
7)	JNL/Vanguard Growth ETF Allocation Fund;
8)	JNL/Vanguard Moderate ETF Allocation Fund;
9)	JNL/Vanguard Moderate Growth ETF Allocation Fund; and
10)	JNL/Morningstar Wide Moat Index Fund.

Whereas, the Parties have agreed to amend the Agreement, to update the fees for the Funds outlined above, effective April 29, 2019.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule B to the Agreement is hereby deleted and replaced, in its entirety, with Schedule B dated April 29, 2019, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect, in accordance with its terms.

3)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 29, 2019.

Jackson National Asset Management, LLC		Mellon Investments Corporation (originally, Mellon Capital Management Corporation)

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark
Name:	Mark D. Nerud	Name:	Rose Huening-Clark
Title:	President and CEO	Title:	Managing Director

Schedule B

Dated April 29, 2019

(Compensation)

JNL S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.010%
Over $3 billion	0.005%

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Consumer Staples Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.060%
$50 million to $100 million	0.060%
$100 million to $750 million	0.030%
Over $750 million	0.015%

JNL/Mellon Capital Industrials Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

B-1

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Materials Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital MSCI KLD 400 Social Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.060%
$100 million to $750 million	0.030%
Over $750 million	0.015%

JNL/Mellon Capital Real Estate Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital S&P 1500 Growth Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital S&P 1500 Value Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.010%
Over $3 billion	0.005%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.010%
Over $3 billion	0.005%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.010%
Over $3 billion	0.005%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/S&P International 5 Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/S&P Mid 3 Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
Over $500 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.090%
$50 million to $100 million	0.060%
$100 million to $750 million	0.030%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Investments Corporation.

JNL/Vanguard Growth ETF Allocation Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Vanguard Moderate ETF Allocation Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Vanguard Moderate Growth ETF Allocation Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Morningstar® Wide Moat Index FundSM
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Over $2 billion	0.010%